Exhibit 99.1

Media Relations Contact:	Investor Relations Contact:
Leslie Moore	Matthew Langdon
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-5025	(650) 846-5747
lmoore@tibco.com	mlangdon@tibco.com

TIBCO SOFTWARE REPORTS Q3 NON-GAAP EPS GROWS 19% TO $0.27

Total Revenue Grows 11% Over Q3 2011, or 18% on a Constant Currency Basis

PALO ALTO, Calif., September 20, 2012 – TIBCO Software Inc. (NASDAQ: TIBX) today announced results for its third fiscal quarter, which ended on Sunday, September 2, 2012.

Total revenue for the third quarter of fiscal 2012 was $255.0 million and net income was $26.1 million, or $0.15 per diluted share. This compares to total revenue of $229.0 million and net income of $23.5 million, or $0.14 per diluted share, as reported for the third quarter of fiscal 2011.

On a non-GAAP basis, net income for the third quarter of fiscal 2012 was $45.9 million or $0.27 per diluted share, compared with $39.4 million or $0.23 per diluted share for the third quarter of fiscal 2011. Non-GAAP operating income for the third quarter of fiscal 2012 was $68.8 million, an increase of 19% over non-GAAP operating income of $57.6 million in the third quarter of fiscal 2011. Non-GAAP results exclude amortization of acquired intangible assets, stock-based compensation expense, acquisition related and other expenses, restructuring activities and non-cash interest expense related to convertible debt, and assume a non-GAAP effective tax rate of 27% and 30% for the third quarter of fiscal years 2012 and 2011, respectively.

“We continue to steadily build our business, with total revenue and license revenue up by 18% and 14% respectively over the prior year period, after adjusting for currency movements,” said Vivek Ranadivé, TIBCO’s chairman and CEO. “By marrying mobile, social, cloud and on-premise data streams, our infrastructure software platform provides the backbone for data-in-motion, the ability to make sense of data-at-rest, and the powerful context needed in the 21st century. TIBCO is in a strategic position to benefit as IT shifts to event-driven architectures and business looks for its two-second advantage – or the ability to anticipate change and opportunity before and as it happens.”

Third Quarter Fiscal 2012 Highlights

•	Record Q3 total revenue was $255.0 million, up 11% over last year on a reported basis and up 18% on a constant currency basis;

•	Record Q3 license revenue was $99.1 million, up 9% over last year on a reported basis and up 14% on a constant currency basis;

•	Q3 non-GAAP operating margin was 27%;

•	Q3 non-GAAP EPS was $0.27, up 19% over last year;

•	Repurchased 1.2 million shares;

•	Q3 total deferred revenue was $280.1 million, up 21% over last year and up 10% over Q2 of 2012;

•

Diversified mix of business, with eight different industries comprising 5% or more of business, including Financial Services, Communications, Life Sciences, Energy, Manufacturing, Government, Transportation & Logistics and Retail; and

•	TIBCO closed 134 deals over $100k and had 16 deals over $1 million.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its third quarter results. The conference call will be hosted by InterCall and may be accessed over the internet at www.tibco.com or via dial-in at 877-293-9114 or 706-758-2055. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight PT on October 20, 2012 at www.tibco.com or via dial-in at 800-585-8367 or 404-537-3406. The pass code for both the call and the replay is 28093687.

About TIBCO

TIBCO Software Inc. (NASDAQ: TIBX) is a provider of infrastructure software for companies to use on-premise or as part of cloud computing environments. Whether it’s optimizing claims, processing trades, cross-selling products based on real-time customer behavior, or averting a crisis before it happens, TIBCO provides companies the two-second advantageTM – the ability to capture the right information at the right time and act on it preemptively for a competitive advantage. More than 4,000 customers worldwide rely on TIBCO to manage information, decisions, processes and applications in real time. Learn more at www.tibco.com.

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TIBCO, two-second advantage, and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for third quarter of fiscal year 2012 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding TIBCO’s ability to continue to build its business, TIBCO’s ability to benefit from a shift to event-driven architectures with its infrastructure software platform, and TIBCO’s belief that this shift will remain a priority that creates opportunities for TIBCO in up markets and down, are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: risks arising from adverse changes and uncertainty in domestic and global economies, TIBCO’s ability to develop products that address changing market demands, the impact of competition from alternative business models and new product introductions, TIBCO’s ability to offer differentiated products that capitalize on current technology trends, and the impact of competition from companies that are larger or have greater resources than TIBCO. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2011 and Quarterly Report on Form 10-Q for the quarter ended June 3, 2012. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	September 2, 2012	November 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$675,274	$308,148
Short-term investments	196	225
Accounts receivable, net	206,985	196,419
Prepaid expenses and other current assets	72,704	61,864

Total current assets	955,159	566,656
Property and equipment, net	94,862	89,871
Goodwill	530,779	451,821
Acquired intangible assets, net	131,904	97,258
Long-term deferred income tax assets	115,393	78,656
Other assets	71,586	48,676

Total assets	$1,899,683	$1,332,938

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$25,940	$25,802
Accrued liabilities	127,462	129,168
Accrued restructuring costs	1,139	6,792
Deferred revenue	257,302	210,234
Current portion of long-term debt	36,323	2,397

Total current liabilities	448,166	374,393
Accrued restructuring costs, less current portion	666	1,050
Long-term deferred revenue	22,826	14,876
Long-term deferred income tax liabilities	58,224	4,540
Long-term income tax liabilities	26,513	20,772
Other long-term liabilities	2,883	2,445
Long-term debt, less current portion	—	65,711
Convertible debt	520,715	—

Total long-term liabilities	631,827	109,394

Total liabilities	1,079,993	483,787

Total equity	819,690	849,151

Total liabilities and equity	$1,899,683	$1,332,938

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended		Nine Months Ended
	September 2, 2012	August 28, 2011	September 2, 2012	August 28, 2011
Revenue:
License	$99,103	$90,853	$273,999	$242,912
Service and maintenance	155,918	138,120	454,087	387,823

Total revenue	255,021	228,973	728,086	630,735

Cost of revenue:
License	11,368	6,929	29,809	25,566
Service and maintenance	60,881	56,425	177,417	152,462

Total cost of revenue	72,249	63,354	207,226	178,028

Gross profit	182,772	165,619	520,860	452,707

Operating expenses:
Research and development	39,354	36,041	115,280	104,902
Sales and marketing	76,803	72,182	231,444	203,614
General and administrative	17,906	15,170	52,908	43,660
Amortization of acquired intangible assets	4,640	4,632	14,841	14,553
Acquisition related and other	845	863	2,170	1,686
Restructuring adjustment	72	143	(447)	110

Total operating expenses	139,620	129,031	416,196	368,525

Income from operations	43,152	36,588	104,664	84,182
Interest income	366	246	842	1,176
Interest expense	(8,713)	(940)	(14,573)	(2,937)
Other income (expense), net	(1,306)	(503)	242	(1,929)

Income before provision for income taxes and noncontrolling interest	33,499	35,391	91,175	80,492
Provision for income taxes	7,400	11,800	17,900	19,796

Net income	26,099	23,591	73,275	60,696
Less: Net income attributable to noncontrolling interest	13	62	56	168

Net income attributable to TIBCO Software Inc.	$26,086	$23,529	$73,219	$60,528

Net income per share attributable to TIBCO Software Inc.:
Basic	$0.16	$0.15	$0.46	$0.37

Diluted	$0.15	$0.14	$0.43	$0.35

Shares used to compute net income per share attributable to TIBCO Software Inc.:
Basic	159,308	161,876	160,402	161,430

Diluted	169,165	172,957	169,836	173,703

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended
	September 2, 2012	August 28, 2011
Cash flows from operating activities:
Net income	$73,275	$60,696
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	10,992	9,801
Amortization of acquired intangible assets	26,719	26,788
Amortization of debt discount and transaction costs	6,820	579
Stock-based compensation	45,130	36,186
Deferred income tax	(20,183)	3,406
Tax benefits related to stock benefit plans	14,455	11,773
Excess tax benefits from stock-based compensation	(20,612)	(31,506)
Other non-cash adjustments, net	905	85
Changes in assets and liabilities:
Accounts receivable	(12,079)	15,887
Prepaid expenses and other assets	(8,975)	(8,962)
Accounts payable	159	(492)
Accrued liabilities and restructuring costs	(5,576)	(8,380)
Deferred revenue	54,285	28,273

Net cash provided by operating activities	165,315	144,134

Cash flows from investing activities:
Acquisitions, net of cash acquired	(132,209)	(22,579)
Purchases of property and equipment	(16,366)	(7,458)
Restricted cash pledged as security	(1,169)	(3,978)
Other investing activities, net	376	1,365

Net cash used in investing activities	(149,368)	(32,650)

Cash flows from financing activities:
Proceeds from issuance of convertible debt, net	584,450	—
Proceeds from revolving credit facility, net	116,648	—
Principal payments on debt	(151,785)	(1,690)
Proceeds from issuance of common stock	25,390	42,402
Repurchases of the Company’s common stock	(220,265)	(145,216)
Withholding taxes related to restricted stock net share settlement	(17,383)	(17,472)
Excess tax benefits from stock-based compensation	20,612	31,506

Net cash provided by (used in) financing activities	357,667	(90,470)

Effect of foreign exchange rate changes on cash and cash equivalents	(6,488)	7,212

Net change in cash and cash equivalents	367,126	28,226
Cash and cash equivalents at beginning of period	308,148	243,989

Cash and cash equivalents at end of period	$675,274	$272,215

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, costs related to formal restructuring activities, acquisition-related and other expenses, non-cash interest expense related to convertible debt, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Stock-based Compensation

TIBCO incurs stock-based compensation expense. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Acquisition-related and Other Expenses

TIBCO incurs acquisition-related and other expenses which consist of costs incurred after the issuance of a definitive term sheet for a particular transaction (whether or not such transaction is ultimately completed, remains in process or is not completed) and include legal, banker, accounting and other advisory fees of third parties and severance costs for employees of the acquired company that are terminated within 90 days of the acquisition date. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating these expenses from its non-GAAP measures is useful to investors, because it generally would not have otherwise incurred such expenses in the periods presented as part of its continuing operations. The acquisition-related and other expenses are not recurring with respect to past transactions, can be inconsistent in amount and frequency from period to period and are significantly impacted by the timing and magnitude of TIBCO’s acquisitions. While these expenses are not recurring with respect to past transactions, TIBCO generally will incur these expenses in connection with any future acquisitions.

Restructuring Activities

TIBCO incurs restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

Non-Cash Interest Expense Related to Convertible Debt

TIBCO is required to recognize non-cash interest expense related to its 2.25% convertible senior notes issued in April 2012 as an imputed interest expense. Management excludes this incremental non-cash interest expense for purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. Under the relevant accounting guidance, TIBCO is required to separate the conversion option as an equity component from the debt and account for the debt in a manner that reflects TIBCO’s non-convertible debt borrowing rate. This results in the debt component of the convertible notes being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. TIBCO believes that excluding this expense from its non-GAAP measures is useful to investors because this incremental interest expense does not represent a cash outflow for the company and is not meaningful in evaluating current versus past business results. Finally, TIBCO believes that non-GAAP measures of profitability that exclude non-cash interest accretion expense are widely used by analysts and investors.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended				Nine Months Ended
	September 2, 2012		August 28, 2011		September 2, 2012		August 28, 2011
	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$43,152	$26,086	$36,588	$23,529	$104,664	$73,219	$84,182	$60,528
Amortization of intangible assets - cost of revenue	4,714	4,714	2,492	2,492	11,878	11,878	12,235	12,235
Amortization of intangible assets - operating expense	4,640	4,640	4,632	4,632	14,841	14,841	14,553	14,553
Stock-based compensation - cost of revenue	1,313	1,313	1,717	1,717	3,711	3,711	3,548	3,548
Stock-based compensation - R&D expense	3,885	3,885	2,933	2,933	11,244	11,244	8,585	8,585
Stock-based compensation - S&M expense	5,380	5,380	4,566	4,566	15,367	15,367	12,856	12,856
Stock-based compensation - G&A expense	4,832	4,832	3,702	3,702	14,808	14,808	11,197	11,197
Acquisition related and other	845	845	863	863	2,170	2,170	1,686	1,686
Non-cash interest expense related to convertible debt	—	3,717	—	—	—	5,281	—	—
Restructuring adjustment	72	72	143	143	(447)	(447)	110	110
Income tax adjustment for non-GAAP	—	(9,582)	—	(5,132)	—	(28,008)	—	(22,215)

Non-GAAP	$68,833	$45,902	$57,636	$39,445	$178,236	$124,064	$148,952	$103,083

Diluted net income per share attributable to TIBCO Software Inc.:
GAAP		$0.15		$0.14		$0.43		$0.35

Non-GAAP		$0.27		$0.23		$0.73		$0.59

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.:		169,165		172,957		169,836		173,703